UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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CEVA, Inc.

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CEVA, INC.
2033 Gateway Place, Suite 150
San Jose, California 95110

Notice of Annual Meeting of Stockholders
to be held on May 15, 2007

To the stockholders of CEVA, Inc.:

The annual meeting of stockholders of CEVA, Inc., a Delaware corporation, will be held on Tuesday, May 15, 2007, at 8:30 a.m., local time, at Marriott Marquis, 1535 Broadway, New York, NY, for the purpose of considering and voting upon the following matters:

1. To elect seven directors to serve until the 2008 annual meeting of stockholders or until their successors are elected and qualified;

2. To ratify the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2007; and

3. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

Our board of directors presently has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for 2006 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on March 22, 2007 are entitled to receive this notice and to vote at the annual meeting.

We urge you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she has previously voted using the Internet, telephone or proxy card.

By order of the Board of Directors,

/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

March 28, 2007
San Jose, California

Proxy Statement
PROPOSAL 1 — ELECTION OF SEVEN DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL 2 — RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER (A MEMBER OF ERNST & YOUNG GLOBAL) AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING AND NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS
HOUSEHOLDING OF PROXY STATEMENT
OTHER MATTERS

CEVA, INC.

Proxy Statement

For the Annual Meeting of Stockholders
to be held on May 15, 2007

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Tuesday, May 15, 2007, at 8:30 a.m., local time, at Marriott Marquis, 1535 Broadway, New York, NY, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for 2006, and the enclosed proxy card are first being mailed to stockholders on or about April 3, 2007. The enclosed annual report incorporates our annual report on Form 10-K for 2006, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission (the “SEC”). Please contact us in writing if you did not receive a copy of our annual report to stockholders, and we will furnish you with a copy at no charge. We will provide copies of the exhibits to our annual report on Form 10-K, upon the written request of any of our stockholders as of the record date for the annual meeting and payment of a fee which fee shall be limited to CEVA, Inc.’s reasonable expenses in providing such exhibits. Please address your request to CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at our website, www.ceva-dsp.com and on the SEC’s website at www.sec.gov, as soon as practicable after filing.

Voting of Proxies

Voting by Proxy Card.  All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

Voting by Telephone or the Internet.  A stockholder may vote his, her or its shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his, her or its vote is recorded immediately. We encourage stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting.  A stockholder of record may vote his, her or its shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification for entrance to the annual meeting. If a stockholder of record attends the annual meeting, he, she or it may also submit his, her or its vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting. If your shares are held in “street name” or by a broker or nominee, you should follow the directions provided by your broker or nominee regarding how to vote in person at the annual meeting.

Revocability of Proxies.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares of common stock are held in your name, you may revoke your proxy (1) by filing with our corporate secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent to CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary. If your shares are held in “street name” or by a broker or nominee, you should follow the directions provided by your broker or nominee regarding how to revoke your proxy.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the board of directors.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxy holders will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn or postpone the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder expressly withholds authorization for the proxies to use their discretion. Gideon Wertheizer and Yaniv Arieli have been selected as proxy holders by our board of directors and currently serve as our executive officers.

Stockholders Entitled to Vote

Our board of directors has fixed March 22, 2007 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On March 22, 2007, there were 19,467,113 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Quorum; Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock held by stockholders present in person or represented by proxy, including shares held by stockholders that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting. An automated system administered by our transfer agent, American Stock Transfer and Trust Corporation, will tabulate votes cast by proxy and one of their representatives will act as inspector of elections to tabulate votes cast in person at the annual meeting.

Under the General Corporation Law of the State of Delaware, abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the annual meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

With respect to our proposal 1 of this proxy statement, each director nominee will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of the director nominees. With respect to proposal 2 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. Abstentions will have the same effect as “no” votes on proposal 2, whereas broker “non-votes” will have no effect on such proposal.

Expenses of Solicitation

We will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the company may also solicit proxies in person or by telephone, letter, electronic mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of March 7, 2007, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our “named executive officers,” as described in the 2006 Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors and named executive officers is c/o CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, (the “SEC”), and generally includes voting power and/or investment power with respect to securities. The percentages are based on 19,465,587 shares of our common stock as of March 7, 2007. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 7, 2007 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

				Options
				Included in
				Shares
				Beneficially
	Shares Beneficially Owned			Owned
Name of Beneficial Owner	Number		Percent	Number

5% Stockholders
Austin W. Marxe and David M. Greenhouse(1)	2,421,093		12.44%	—
Royce & Associates, LLC(2)	2,329,166		11.97%	—
Brian Long	1,602,737	(3)	8.23%
Ollaberry Limited	1,521,556	(4)	7.82%	—
Peninsula Capital Management, LP(5)	1,124,557		5.78%	—
Dimensional Fund Advisors LP(6)	1,002,505		5.15%	—
Directors and Executive Officers
Eliyahu Ayalon	556,234		2.78%	554,757
Zvi Limon	182,335		*	182,335
Bruce A. Mann	85,584		*	85,584
Peter McManamon	495,614		2.54%	42,000
Sven-Christer Nilsson	240,112		1.22%	240,112
Louis Silver	75,834		*	75,834
Dan Tocatly	38,250		*	38,250
Gideon Wertheizer	307,658		1.56%	307,658
Yaniv Arieli	52,499		*	52,499
Issachar Ohana	145,661		*	145,661
All directors and executive officers as a group (10 persons)	2,179,781		10.29%	1,724,690

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Austin W. Marxe and David M. Greenhouse filed a Schedule 13G/A with the Securities and Exchange Commission on December 12, 2006, reporting beneficial ownership of 2,421,093 shares of common stock. As stated in such Schedule 13/G, Austin W. Marxe and David M. Greenhouse have shared voting and dispositive power with respect to such shares of common stock. The information contained in this table is derived from such filing. The address of Austin W. Marxe and David M. Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(2)	Royce & Associates, LLC filed a Schedule 13G/A with the Securities and Exchange Commission on January 19, 2007, reporting beneficial ownership of 2,329,166 shares of common stock. The information contained in this table is derived from such filing. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(3)	Includes 4,268 shares held by Mr. Long’s wife and 1,521,556 held of record by Mr. Long that are subject to a put and call option agreement between Mr. Long and Ollaberry Limited, an Isle of Man limited company that is an affiliate of Mr. Long.

(4)	Consists entirely of shares held beneficially and of record by Mr. Long that are subject to a put and call option agreement between Mr. Long and Ollaberry Limited. The address for Ollaberry Limited is Samuel Harris House, 5-11 St. Georges Street, Douglas, Isle of Man IM99 ISN.

(5)	Peninsula Capital Management, LP, Peninsula Master Fund, Ltd. and Scott Bedford filed a Schedule 13G with the Securities and Exchange Commission on January 19, 2007, reporting beneficial ownership of 1,124,557 shares of common stock by Peninsula Capital Management, LP and Scott Bedford, and 972,395 shares of common stock by Peninsula Master Fund, Ltd. as of January 10, 2007. As stated in such Schedule 13G, Peninsula Capital Management, LP, Peninsula Master Fund, Ltd. and Scott Bedford have shared voting and dispositive power with respect to our common stock. The information contained in this table is derived from such filing. The address of Peninsula Capital Management, LP and Scott Bedford is 235 Pine Street, Suite 1818, San Francisco, California 94104. The address of Peninsula Master Fund, Ltd. is One Praesideo Place, 1590 West Park Circle, Ogden, Utah 84404.

(6)	Dimensional Fund Advisors LP filed a Schedule 13G/A with the Securities and Exchange Commission on February 9, 2007, reporting beneficial ownership of 1,002,505 shares of common stock as of December 31, 2006. The information contained in this table is derived from such filing. The address of Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, California 90401.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2006.

	Number of Shares		Number of
	to be Issued Upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders
CEVA 2003 Director Stock Option Plan	687,000	$7.02	13,000
CEVA 2002 Stock Incentive Plan	1,971,377	$6.14	1,165,474
CEVA 2000 Stock Incentive Plan	1,497,137	$11.10	1,127,294
CEVA 2002 Employee Stock Purchase Plan	n/a	n/a	592,252
Equity compensation plans not approved by security holders
Parthus Technologies 2000 Share Option Plan	95,396	$11.55	—
Total	4,250,910	$8.15	2,898,020

The Parthus Technologies 2000 Share Option Plan was not approved by our stockholders as the plan and the options granted thereunder were assumed by us in connection with our combination with Parthus Technologies plc. Each option under that plan became an option to purchase the number of shares of our common stock that the holder of such option would have received had such holder exercised the option prior to the combination and held Parthus ordinary shares, and the exercise price per share was adjusted proportionately. Under the terms of that plan, an option holder is entitled to exercise an option in respect of 25% of the total number of shares subject to option on the first anniversary of the date of grant. Each successive month thereafter, the option holder is entitled to exercise options in respect of 1/48th of the total number of shares subject to the option. Options will lapse to the extent that they have not been exercised by the earliest of the seventh anniversary of its date of grant, the expiration of 12 months from the date of death of the option holder or three months from the date of cessation of the option holder’s status as an employee, consultant or director.

PROPOSAL 1 — ELECTION OF SEVEN DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the seven nominees named below, all of whom are currently directors of CEVA. Each director will be elected to hold office until the 2008 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. Our by-laws provide that the size of the board is fixed at eight. We currently have a vacancy resulting from the resignation of Brian Long effective June 23, 2006. The proxy may not be voted for more than seven directors, including any nominee to fill the current vacancy.

Set forth below for each director is information as of March 7, 2007 with respect to his (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past 5 years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

		Director	Principal Occupation, Other Business Experience During
Name	Age	Since	the Past Five Years and Other Directorships

Eliyahu Ayalon	64	1999	Mr. Ayalon served as chairman of our board of directors from November 2002 to February 2004 and has served as a member of our board of directors since November 1999. Mr. Ayalon also served as our chief executive officer from November 1999 to January 2001. Mr. Ayalon has served as president and chief executive officer of DSP Group, Inc., a fabless semiconductor company, from April 1996 until April 2005 and from January 2006 to present. Mr. Ayalon also has served as a member of the board of directors of DSP Group, Inc. since April 1996 and as chairman since January 2000.
Zvi Limon(1)(3)	48	1999	Mr. Limon has served as a member of our board of directors since November 1999. Since 1998, Mr. Limon has been a partner at Magnum Communications Fund, a consulting and investment advisory firm. He served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. Mr. Limon is a member of the board of directors of DSP Group, Inc. and GVT Holdings NV, the parent company of Global Village Telecom in Brazil.
Bruce A. Mann(2)	72	2001	Mr. Mann has served as a member of our board of directors since April 2001. Mr. Mann has been a partner of Morrison & Foerster LLP since February 1987. He was a Senior Managing Director of WR Hambrecht & Co., an investment banking firm, from 1999 to 2003.
Peter McManamon	58	2003	Mr. McManamon has served as a member of our board of directors since April 2003 and was appointed chairman of our board in May 2005. He served as chief financial officer of Parthus Technologies plc from 1993 until March 2001, executive vice president of corporate development of Parthus Technologies plc from March 2001 until November 2002, a member of the board of directors of Parthus Technologies plc from 1993 until November 2002, and was one of the co-founders of Parthus Technologies plc. Since May 2005, Mr. McManamon has served as a venture partner of Atlantic Bridge Ventures, an investment company. He also serves as a director of the National Development Finance Agency, an appointment by the Irish Government, and the Irish University Quality Board.

		Director	Principal Occupation, Other Business Experience During
Name	Age	Since	the Past Five Years and Other Directorships

Sven-Christer Nilsson(1)(2)(3)	62	2002	Mr. Nilsson has served as a member of our board of directors since November 2002. He served as a member of the board of directors of Parthus Technologies plc from March 2000 until November 2002. Between 1982 and 1999 he held various positions with The Ericsson Group, the telecommunications equipment supplier, including president, Ericsson Radio Systems (Sweden), vice president, Mobile Switching Systems, executive vice president, Cellular Systems-American Standards, and, from 1998, president and chief executive officer. Mr. Nilsson also serves as a director of ASSA Abloy AB, a global locks and security corporation. Mr. Nilsson further is the Chairman of the Boards of Directors of Swedish ICT Research AB, an industrial research institute, and of the (Swedish) Public Service Broadcasting Foundation. He also is a Member of The Royal Swedish Academy of Engineering Sciences.
Louis Silver(1)(2)	53	2002	Mr. Silver has served as a member of our board of directors since April 2002. He is a Principal of RP Capital Group, an alternative investment firm focused on investment opportunities in EEMEA and has served as an advisor to RP Capital Group since April 2005. From January 2005 until January 2006, he acted as a private banking consultant. From August 2002 until April 2005, he acted as a legal and business development advisor to companies and individuals. From September 1996 until June 2002, he served as an advisor and counsel to Discount Bank & Trust Company. Mr. Silver is a member of the board of directors of DSP Group, Inc., Scopus Video Networks Ltd., a developer of digital video networking products, and AxisMobile, a provider of consumer mobile email technology to communication service providers.
Dan Tocatly	47	2004	Mr. Tocatly has served as a member of our board of directors since February 2004. Mr. Tocatly has served as co-chairman of FMR Computers & Software LTD., a software solutions company, since January 2002. Mr. Tocatly is a co-founder of the Magnum Group, a venture capital firm, and has served as its managing partner since 1997.

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominations Committee.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that the following directors are independent pursuant to the Nasdaq Global Market rules: Zvi Limon, Bruce A. Mann, Sven-Christer Nilsson, Louis Silver and Dan Tocatly. In making this determination, our board of directors considered transactions and relationships between each director or his immediate family and the company and our subsidiaries, including those reported in the section below captioned,

“Transactions with Related Parties.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the company and, therefore, a majority of the members of our board is independent, under the standards set forth by the Nasdaq Global Market rules.

Relationships among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Board of Directors Meetings

Our board of directors held 8 meetings during 2006, including 3 times by telephone conference. All directors attended at least 75% of the meetings of our board of directors, including meetings of the committees of the board, during the period that they served on our board of directors. It is the policy of our board that the independent directors shall meet separately with no members of management present in executive sessions as appropriate, but no less than twice annually.

Board Committees

Our board of directors has established three standing committees — Audit, Compensation, and Nominations — each of which operates under a charter that has been approved by the board. Current copies of each of the Audit, Compensation and Nominations Committee’s charters are posted on the Corporate Governance section of our website, www.ceva-dsp.com.

The primary purpose of the Audit Committee is to assist the board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of CEVA and audits of the financial statements of CEVA. The members of the Audit Committee are Zvi Limon, Sven-Christer Nilsson and Louis Silver. Mr. Silver serves as the chairman of the Audit Committee. The Audit Committee met 5 times, including 4 times by telephone conference and acted one time by written consent, during 2006. All of the members of the Audit Committee are independent as defined by the Nasdaq Global Market listing standards and as defined under the independence requirements of Rule 10A-3 under the Exchange Act.

The primary purposes of the Compensation Committee are to discharge the responsibilities of the board of directors relating to compensation of CEVA’s executive officers, to make recommendations with respect to new incentive compensation and equity-based plans and to make recommendations regarding director compensation and administration of CEVA’s equity compensation plans. The members of the Compensation Committee are Bruce A. Mann, Louis Silver and Sven-Christer Nilsson. Mr. Mann serves as the chairman of the Compensation Committee. The Compensation Committee met 8 times during 2006, including 3 times by telephone conference. All of the members of the Compensation Committee are independent as defined by the Nasdaq Global Market listing standards.

The primary purpose of the Nominations Committee is to recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders; develop and recommend to the board of directors a set of corporate governance principles applicable to CEVA and to oversee the evaluation of the board of directors and management. The members of the Nominations Committee are Zvi Limon and Sven-Christer Nilsson. There were no meetings of the Nominations Committee during calendar 2006. All members of the Nominations Committee are independent, as defined by the Nasdaq Global Market listing standards.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 21 of this proxy statement).

Our board of directors has determined that we do not currently have an “audit committee financial expert” as defined by SEC rules serving on our Audit Committee. It has been difficult for companies of our size to identify and retain an audit committee financial expert. Each member of our Audit Committee has demonstrated that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding Audit Committee functions, all of which are attributes of an audit committee financial expert under the rule adopted by the SEC. Given the business experience and acumen of Mr. Limon, Mr. Nilsson and Mr. Silver and their long standing service as members of our Audit Committee, our board of directors believes that Mr. Limon, Mr. Nilsson and Mr. Silver are qualified to carry out all duties and responsibilities of the Audit Committee, including meeting the financial sophistication standards of NASDAQ Rule 4350(d)(2)(A). We are committed to seeking an Audit Committee member to meet the SEC requirements for an “audit committee financial expert,” but we can provide no assurance that we will be successful in doing so.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	determining the compensation of the executive officers, including the chief executive officer;

•	reviewing and making recommendations to the board with respect to our cash and equity incentive plans;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	administering CEVA’s equity incentive plans.

Nominations Committee

The Nominations Committee’s responsibilities include identifying individuals qualified to become board members and recommending to the board the persons to be nominated for election as directors and to each of the board’s committees. The Nominations Committee assists the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics and making recommendations to the board of revisions to the code from time to time as appropriate.

Director Candidates

The process to be followed by the Nominations Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the Nominations Committee only considers candidates who have demonstrated executive experience, have experience in an applicable industry, or significant high level experience in accounting, legal or an applicable technical field. Other criteria will include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominations Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The Nominations Committee has adopted a policy of accepting recommendations from stockholders for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominations Committee, c/o Corporate Secretary, CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy materials for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations Committee or the board, by following the procedures set forth under “Stockholder Proposals for 2008 Annual Meeting and Nominations of Persons for Election to the Board of Directors.” Candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy card for the next annual meeting.

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominations Committee, with the assistance of our Corporate Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the Nominations Committee or the Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, CEVA, Inc., 2033 Gateway Place, San Jose, California 95110.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics. This code applies to all of our employees and is posted on the Corporate Governance section of our website at www.ceva-dsp.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as NASDAQ rules applicable to issuers listed on the Nasdaq Global Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our website. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Director Attendance at Stockholder Meetings

We have adopted a guideline providing that, in light of the geographic dispersion of our directors, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. All directors attended the 2006 annual meeting of stockholders in person or via telephone.

Transactions with Related Parties

On July 1, 1996, one of CEVA’s Irish subsidiaries entered into a property lease agreement with Veton Properties Limited to lease office space in Dublin, Ireland. The lease term is 25 years from July 1, 1996 and the current annual rental payment is €888,000 ($1,173,000). Brian Long, who resigned from our board of directors effective June 23, 2006, and Peter McManamon, chairman of our board of directors, are minority stockholders of Veton Properties Limited. During the year ended December 31, 2006, we paid $561,000 pursuant to this lease agreement.

One of our directors, Bruce Mann, is a partner of Morrison & Foerster LLP, the Company’s outside legal counsel. Fees paid to Morrison & Foerster LLP during the year ended December 31, 2006 were $499,000.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding related person transactions which is incorporated in the Charter of the Audit Committee. Pursuant to this policy, our Audit Committee must review and approve any such transactions.

Legal Proceedings

To our knowledge, no material proceedings exist to which any director, officer or affiliate of CEVA, any owner of record or beneficially of more than 5% of any class of voting securities of CEVA, or any associate of any such director, officer, affiliate of CEVA, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during 2006, all filings required to be made by our reporting persons in accordance with the requirements of the Exchange Act were made.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Philosophy and Objectives

We operate in a very competitive, dynamic and challenging industry. The Compensation Committee, which establishes our compensation policy, seeks to achieve the following three broad goals in connection with our executive compensation program:

•	enable CEVA to attract and retain qualified executive officers;

•	create a performance-oriented environment by rewarding executive officers for the achievement of CEVA’s business objectives and/or achievement of an individual executive officers’ particular area of responsibility; and

•	provide executive officers with equity incentives in CEVA so as to link a portion of an executive officers’ compensation with the performance of CEVA’s common stock.

We believe that our executive officers’ compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and ultimately the management of the company by our executive officers. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain key personnel, while providing incentives to maximize long-term value for our company and our stockholders. We further believe that our executive officers’ total annual cash compensation should vary with the company’s performance and that the higher an executive officer’s level of responsibility within the company, the greater the percentage of such executive officer’s compensation should be tied to the company’s performance. However, notwithstanding the above principles, we rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer.

The Compensation Committee, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish our overall compensation strategy, including reviewing, analyzing and approving the compensation structure for our Chief Executive Officer, our executive and non-executive officers and other key employees each fiscal year; and administer our incentive compensation and benefit plans, 401(k) plan, and stock option and purchase plans. The Compensation Committee regularly updates the board of directors with respect to its undertakings in establishing the company’s overall compensation strategy. Messrs. Mann, Silver and Nilsson were the members of the Compensation Committee in 2006 with Mr. Mann as the chair.

Role of Chief Executive Officer and Compensation Consultants in Compensation Decisions

In its annual review of each executive officer’s total compensation, the Compensation Committee takes into consideration Mr. Wertheizer, our Chief Executive Officer’s, assessment of the performance of each executive officer (other than himself whose performance is reviewed solely by the Compensation Committee), their accomplishments, and individual and corporate performance of each such executive officer, including Mr. Wertheizer’s recommendation with respect to salary adjustments and annual option award amounts.

The charter of the Compensation Committee authorizes the committee to engage the services of consultants to assist in the determination of our executive officers’ compensation. The Compensation Committee has retained independent consultants from time to time to review the executive compensation of industry peers with which we compete for employees to compare the competitiveness of our compensation packages for executive officers, including the Chief Executive Officer. The Compensation Committee did not engage the services of a compensation consultant in determining our executive officers’ compensation in 2006.

Principal Elements of Executive Compensation

Compensation of our executive officers consists of three principal components: base salary, annual cash award and long-term equity incentive compensation consisting of stock option grants.

Base Salary.  The base salaries of our executive officers are reviewed annually and are set by the Compensation Committee. Base salaries for executive officers, including the Chief Executive Officer, are generally determined on an individual basis by evaluating (i) the executive’s scope of responsibility and changes in job responsibility, performance, prior employment experience and salary history; (ii) our financial performance, including increases in our revenues and profits, during the year; (iii) competitive market conditions for executive compensation; and (iv) internal consistency within our salary structure. We currently do not envision any significant base salary increases for our executive officers in 2007.

Annual Cash Award.  The Compensation Committee believes that an annual cash award component for compensation to supplement base salaries of executive officers provides an important incentive to the achievement of corporate goals. In 2006, we provided cash awards to our executive officers and other employees holding a position of manager or above based on the criteria and formula set forth in the 2006 Executive Bonus Plan, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2006. The 2006 Executive Bonus Plan provides that the Chief Executive Officer and other executive officers would receive 50% and 35%, respectively, of their base salary for 2006, if two components — the Company’s financial component and an individual performance component — are met. The two components are weighted 75% for the Company’s financial component and 25% for the individual performance component. The Company’s financial component itself consists of two components — a revenue component and an operating income component — weighted 40% and 60%, respectively. The 2006 revenue and operating income component are based on attainment of targets set by the Compensation Committee in accordance with the operating budget approved by our board of directors for 2006 fiscal year. The individual performance component is determined by the Compensation Committee, in its discretion, taking into account such factors as it deems relevant to such determination, including, without limitation, achievement of qualitative and/or quantitative milestones and objectives.

In consideration of the small size of our management team, the flexibility offered by a less formula-based bonus and the recognition that the long-term success of the company is achieved by the attainment of various strategic goals and not singular focus on specific financial metrics, the Compensation Committee concluded that it would be in our best interests and the best interests of our stockholders to make any cash awards to our executive officers in 2007 discretionary but in consideration of corporate goals similar to those set forth in the 2006 Executive Bonus Plan. The Compensation Committee intends to evaluate and consider re-instituting a formal bonus program based on the achievement of objective goals for executive officers in 2008.

Long-Term Incentive Compensation.  Stock options are an element of the compensation packages of our executive officers, including our Chief Executive Officer, because they provide an our executive officers to executives to maximize stockholder value and because they reward our executive officers only to the extent that our stockholders also benefit. The Compensation Committee believes that it is to our advantage to increase our executive officers’ interest in our future performance, as these employees share the primary responsibility for CEVA’s management and growth. In 2007, we intend to continue to provide long-term awards to our executive officers through stock option grants, which will vest based on continued employment consistent with the general vesting schedules discussed below.

Compensation of Chief Executive Officer.  The determination by the Compensation Committee of the remuneration of Mr. Wertheizer in 2006 generally was based upon methods consistent with those used for our other executive officers. The Compensation Committee believes that the salary and long-term incentive compensation paid to Mr. Wertheizer in 2006 were appropriate based on our compensation policy.

Compensation of Executive Vice President, Worldwide Sales.  The annual cash compensation payable to Mr. Ohana is made up of a base salary, at determined in accordance with the criteria discussed above, and a commission-based cash bonus paid quarterly based on the criteria discussed below.

The commission-based cash bonus payable to Mr. Ohana is based on a formula using a specified annual revenue target, multiplied by a specified commission rate. Commission multipliers are then applied to the commission rate based on the percentage achievement of the annual revenue target. Mr. Ohana also would receive an additional quarterly bonus if specified quarterly revenue targets are achieved. Furthermore, Mr. Ohana would receive an additional bonus upon the successful execution of specified license agreements. Mr. Ohana’s 2007 Incentive Plan is based on similar criteria using 2007 revenue targets.

The process for setting the annual revenue target for Mr. Ohana’s incentive plan begins with a discussion by our Chief Executive Officer and Chief Financial Officer of the strategic and operating plans for the relevant fiscal year. Our Compensation Committee reviews such objectives and subject to any further adjustments, approves them. The annual revenue target set for Mr. Ohana’s incentive plan generally requires significant effort by Mr. Ohana to achieve. Due to their strategic significance, management believes that the disclosure of the annual revenue target and specified commission rates contained in Mr. Ohana’s incentive plan would cause competitive harm to the company.

Equity Incentive Programs

We intend that our stock award program is the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our stock award program as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage our company in a manner that is consistent with the interests of our company and our stockholders. In order to promote a longer term management focus and to provide an incentive for continued employment with us, stock options generally become exercisable over a four-year period, with the exercise price being equal to the fair market value of our common stock on the date of grant. The size of the option grant made to each executive officer is based upon the following factors:

•	an evaluation of the executive officer’s past performance;

•	the total compensation being paid to the executive officer;

•	the anticipated value of the executive officer’s contribution to our future performance;

•	the executive officer’s scope of responsibility;

•	the executive officer’s current position with us;

•	the number of options awarded to the executive officer during previous fiscal years and the vesting status of such options;

•	comparability with option grants made to our other executive officers; and

•	comparability with option positions of similarly situated executive officers at peer companies.

Due to the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important for us to retain our executive officers and key employees, we realize that it is important to explore the use of other forms of equity awards, in addition to stock option awards, as and when we may deem necessary. In 2007, we may consider granting stock appreciation rights to certain eligible employees as we believed that this may be a more efficient way to reward them for and motivate them toward superior performance.

During fiscal year 2006, stock options to acquire 335,000 shares of our common stock were granted. Our executive officers received stock options to acquire an aggregate of 25,000 shares or 7.5% of the total options granted in fiscal 2006.

Timing of Grants.  Equity incentive awards to our executive officers and other key employees are typically granted annually in conjunction with the review of the individual performance of our executive officers. Stock options are not necessarily granted to each executive officer during each year. Grants of stock options to newly hired executive officers who are eligible to receive them generally are made at the next regularly scheduled Compensation Committee meeting following their hire date.

Stock Ownership Guidelines.  We do not current require our executive officers and members of our board to own a minimum number of shares of our common stock. The Compensation Committee is satisfied that stock and option holdings among our executive officers and directors are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Retirement Benefits and Perquisites

We generally do not offer any retirement benefits to our executive officers, except to the extent certain social benefits required pursuant to Israeli labor laws or are common practice in Israel, which are applicable to all Israeli employees, may substitute as retirement benefits. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of 5% of each employee’s monthly base salary to another insurance fund, and this accrued amount may be withdrawn by the employee only upon retirement.

In addition, we provide our U.S. employees, including Issachar Ohana, our only U.S.-based executive officer, with participation in our 401(k) plan. We provided a 100% match to any contribution made by participants to the 401(k) plan in 2006, subject to a maximum of 6% of the participant’s compensation and specified IRS limits. The matching amount contributed by us to Mr. Ohana is shown in the 2006 Summary Compensation table.

We currently do not provide any material benefits to our executive officers that are not generally available to our employees. In connection with Mr. Ohana’s relocation from Israel to the U.S., which we believed to be a necessary strategic move, we agreed to provide Mr. Ohana with certain relocation benefits that we have in the past provided to our other relocated employees, although to a lesser extent. The benefits we provide to Mr. Ohana include an annual housing allowance and reimbursement of travel expenses he or his family incurs for trips between Israel and the U.S. The value of the perquisites provided to Mr. Ohana is shown in the 2006 Perquisites table.

Post-Termination Protection

The Compensation Committee also recognizes that, from time to time, it is appropriate to enter into agreements with certain key executive officers to ensure that we continue to retain their services and to promote stability and continuity within our company. We have entered into employment agreements with all of our executive officers. The varied terms of their employment agreements reflect the importance of retaining their services and their potential contributions to the attainment of our long-term goals. Their employment agreements are described beginning on page 18 of this proxy statement.

Financial Restatements

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was issued under a plan approved by the stockholders and such plan provides a limit on the number of shares that may be issued under the plan to any individual. Our 2000 Stock Incentive Plan and 2002 Stock Incentive Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under those plans will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the executive officer’s performance.

Beginning on January 1, 2006, we began accounting for stock option grants in accordance with the requirements of SFAS Statement 123(R).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors of CEVA, Inc.:

Bruce A. Mann
Sven-Christer Nilsson
Louis Silver

2006 Summary Compensation

The following table sets forth the total compensation awarded to, earned by or paid to our principal executive officer, principal financial officer and the only other executive officer whose total compensation in fiscal year 2006 exceeded $100,000. We refer to these executive officers as our “Named Executive Officers.”

								Change in
								Pension
								Value and
								Nonqualified
						Non-Equity		Deferred
			Stock	Option		Incentive Plan		Compensation	All Other
	Salary	Bonus	Awards	Awards		Compensation		Earnings	Compensation		Total
Name and Principal Position	($)	($)	($)	($)		($)		($)	($)		($)

Gideon Wertheizer	200,000	—	—	—		125,000	(2)	—	62,127	(3)	387,127
Chief Executive Officer
Yaniv Arieli	140,000	—	—	—		61,250	(2)	—	51,228	(3)	252,478
Chief Financial Officer
Issachar Ohana	200,000	—	—	39,637	(1)	—		—	175,455	(3)	415,092
Executive Vice President, Worldwide Sales

(1)	Relates to a grant of options to purchase 25,000 shares of our common stock pursuant to our 2002 Stock Incentive Plan on January 26, 2006. The dollar amount represents the fair value of the stock option as of the date it was granted, computed in accordance with SFAS 123(R), disregarding adjustments for forfeiture assumptions.

(2)	Relates to annual cash awards made pursuant to our 2006 Executive Bonus Plan.

(3)	See the table captioned “2006 All Other Compensation” below for greater detail.

2006 All Other Compensation

The following table sets forth all other compensation awarded to, earned by or paid to each of our Named Executive Officers during fiscal year 2006.

	Perquisites
	and Other	Car		Israeli	Health	Company		Israeli
	Personal	Allowance	Sales	Social	Insurance	Contributions	Study	Social
	Benefits	($)(2)	Commission	Benefits	Benefits	to 401(k) Plan	Fund	Insurance	Total
Name	($)(1)	__	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)	($)

Gideon Wertheizer	1,752	16,485	—	23,490	—	—	15,000	5,400	62,127
Yaniv Arieli	1,289	17,523	—	16,516	—	—	10,500	5,400	51,228
Issachar Ohana	64,097	—	82,666	—	15,492	13,200	—	—	175,455

(1)	See the table captioned “2006 Perquisites” below for greater detail.

(2)	As is customary in Israel applicable generally to all Israeli employees, we provide a car allowance for expenses relating to the use and maintenance of the car.

(3)	Relates to sales commissions paid to Mr. Ohana pursuant to the 2006 Incentive Plan.

(4)	Based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly base salary (per specific criteria) of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance fund to pay for this future liability payable to our employees upon termination of their employment, taking into account the amounts already deposited in the insurance fund. In addition, we make a payment of 5% of each employee’s monthly base salary to another insurance fund, and this accrued amount may be withdrawn by the employee only upon retirement. The amounts represent the above referenced contributions, as well as other Israeli social benefit-related contributions, we made on behalf of each of Messrs. Wertheizer and Arieli.

(5)	Represents the value of the health insurance benefits provided to Mr. Ohana and his family, including general health PPO program, vision, dental, disability and life insurance. Similar health insurance benefits generally are provided to all of our U.S.-based employees.

(6)	We provided our U.S. employees, including Mr. Ohana, our only U.S.-based executive officer, with a 100% match to any contribution made by the participants in our 401(k) plan in 2006, subject to a maximum of 6% of the participant’s compensation and specified IRS limits. This amount represents the matching amount contributed by us to Mr. Ohana’s 401(k) account.

(7)	As is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for an employee’s study and training purposes, which amounts contributed by us to Messrs. Wertheizer and Arieli in 2006 are as specified.

(8)	Based on Israeli labor laws, the Israeli Social Security Institute is entitled to monthly tax payments with an annual cap of $5,400 per employee paid by us for Messrs. Wertheizer and Arieli in 2006.

2006 Perquisites

The following table sets forth the perquisites provided to each of our Named Executive Officers during fiscal year 2006.

	Relocation-		Meal		Total Perquisites and
	Related Expenses		Expenses		Other Personal Benefits
Name	($)		($)		($)

Gideon Wertheizer	—		1,752	(2)	1,752
Yaniv Arieli	—		1,289	(2)	1,289
Issachar Ohana	64,097	(1)	—		64,097

(1)	In connection with Mr. Ohana’s relocation from Israel to the U.S., we agreed to provide Mr. Ohana with an annual housing allowance and reimburse him for travel expenses he or his family incurs for trips between Israel and the U.S., which aggregate amount for 2006 is as specified.

(2)	Represents amounts for reimbursement of meal expenses incurred by each of Messrs. Wertheizer and Arieli for work-related purposes.

2006 Grants of Plan Based Awards

The following table sets forth the equity award granted to Mr. Ohana during 2006. Messrs. Wertheizer and Arieli did not receive any plan based awards in 2006.

										All Other	All Other
										Stock	Option
			Number of	Estimated Future			Estimated Future			Awards:	Awards:
			Non-Equity	Payouts Under			Payouts Under			Number of	Number of		Exercise or	Closing	Grant Date
			Incentive	Non-Equity			Equity			Shares of	Securities		Base Price	Price on	Fair Value of
			Plan Units	Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying		of Option	Grant	Stock and
	Grant	Approval	Granted	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		Awards	Date	Option
Name	Date	Date	(#)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)		($/Sh)	($/Sh)	Awards

Issachar Ohana	1/26/2006	1/26/2006	—	—	—	—	—	—	—	—	25,000	(1)	6.56	6.56	$39,637	(3)

(1)	The grant was made pursuant to our 2002 Stock Incentive Plan. Each option shall vest and become exercisable as to 25% of the underlying shares subject to the option on January 25, 2008 and 1/48th each month thereafter.

(2)	Represents the fair value of the stock option as of the date it was granted, computed in accordance with SFAS 123(R) but disregarding adjustments for forfeiture assumptions.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table sets forth information concerning the options held by each of our Named Executive Officers as of December 31, 2006. None of Messrs. Wertheizer, Arieli or Ohana had any stock awards outstanding at fiscal year-end 2006.

	Option Awards
					Equity
					Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option
	Options		Options		Unearned	Exercise	Option
	(#)(3)		(#)(3)		Options	Price	Expiration
Name	Exercisable		Unexercisable		(#)	($)(4)	Date

Gideon Wertheizer	13,333	(1)	0		—	27.98	4/17/2007
	20,000	(1)	0		—	13.83	10/26/2007
	26,667	(1)	0		—	14.17	2/4/2009
	135,628	(1)	0		—	9.82	1/22/2008
	40,781	(2)	26,719		—	7.42	7/20/2011
	53,124	(2)	96,876		—	5.55	7/19/2012
Yaniv Arieli	42,499	(2)	77,501		—	5.55	7/19/2012
Issachar Ohana	5,000	(1)	0		—	25.39	5/23/2007
	28,934	(1)	0		—	9.82	10/26/2007
	70,833	(1)	29,167		—	10.40	2/10/2014
	21,749	(2)	14,251		—	7.42	7/20/2011
	0		25,000	(2)	—	6.56	1/26/2013

(1)	The options were granted pursuant to our 2000 Stock Incentive Plan.

(2)	The options were granted pursuant to our 2002 Stock Incentive Plan.

(3)	Each option shall vest and become exercisable as to 25% of the underlying shares subject to the option on the first anniversary of the grant date and 1/48th each month thereafter. All options have a maximum term of 10 years.

(4)	All options were granted at fair market value on the grant date.

2006 Option Exercises and Stock Vested

No options were exercised by any of our Named Executive Officers during fiscal year 2006. None of Messrs. Wertheizer, Arieli or Ohana has received any stock awards and therefore no shares were acquired upon vesting of any stock awards.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our Named Executive officers.

Employment Agreements

On November 1, 2002, we entered into employment agreements, as amended, with Messrs. Wertheizer and Ohana. Pursuant to the employment agreements, both Mr. Ohana and Mr. Wertheizer are entitled to an annual base salary of $200,000, as well as a bonus to be determined at the discretion of the Compensation Committee of our board of directors in the case of Mr. Wertheizer, and a commission-based bonus based on guidelines described in greater detail in the Compensation Analysis and Discussion section in the case of Mr. Ohana. Effective as of January 1, 2007, Mr. Wertheizer’s annual base salary was increased to $220,000.

Although each employment agreement is for an indefinite term, the employment of each of Messrs. Wertheizer and Ohana will be terminable at any time by us, other than for cause, upon the determination of our board of directors with not less than 30 days notice or by the individual with notice of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana. If our board of directors determines that an individual has failed to perform his reasonably assigned duties and upon written notice from us, we are required to give notice or a cure period of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana prior to termination. If either of Messrs. Wertheizer or Ohana resigns for good reason or if we, or an acquiring or succeeding corporation after a change in control of our company, terminate him, other than for cause, then he will be entitled to the compensation, including medical and, to the extent applicable, pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years, and his options will vest in full. If either of Messrs. Wertheizer or Ohana voluntarily terminates his employment after providing the requisite notice period of nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana, he will be entitled to the compensation, including medical and, to the extent applicable, pension benefits, to which he would otherwise have been entitled during the notice period. If the employment of either of Messrs. Wertheizer or Ohana is terminated by death, his options will vest in full.

On August 18, 2006, we entered into an employment agreement with Mr. Arieli. Pursuant to the employment agreement, Mr. Arieli is entitled to a salary of $126,000, as well as an annual overtime payment of $14,000. Upon the termination of his employment, Mr. Arieli will be entitled to severance benefits in accordance with the laws of the State of Israel. The employment agreement is effective as of August 1, 2006 and shall continue in effect until terminated in accordance with its terms. The employment of Mr. Arieli may be terminable at any time by either party and for any reason with six months prior written notice. If we terminate Mr. Arieli’s employment without providing the requisite notice period, Mr. Arieli will be entitled to an amount equal to six months of his then applicable monthly base salary. Effective as of January 1, 2007, Mr. Arieli’s annual base salary was increased to $154,000. Mr. Arieli’s employment agreement does not provide for any additional compensation in the event of a change in control of our company.

Potential Payments Upon Termination or Change of Control

The following table sets forth the amount of compensation to each of Messrs. Wertheizer, Arieli, and Ohana in the event termination of such executive officer’s employment or a change in control of our company occurred as of December 31, 2006.

											Termination
			Voluntary								w/o Cause or
			Termination by		Termination by						for Good Reason
			Employee After		Company After		Termination		Termination		Within 12 Months
	Termination		Provision of		Provision of		Upon Death		w/o Cause or		of Change
Name: Gideon Wertheizer	for Cause		Requisite Notice		Requisite Notice		of Employee		for Good Reason		in Control

Base Salary	$0		$150,000		$400,000		$0		$400,000		$400,000
Vested/Unvested Shares Options(1)	$48,874	(2)	$48,874	(2)	$138,000	(3)	$138,000	(3)	$138,000	(3)	$138,000	(3)
Study fund	$0		$11,250		$30,000		$0		$30,000		$30,000
Israeli Social Benefits	$0		$24,309		$64,824		$0		$64,824		$64,824
Accrued Vacation Pay	$147,446		$147,446		$147,446		$147,446		$147,446		$147,446
Total	$196,320		$381,879		$780,270		$285,446		$780,270		$780,270

(1)	The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on December 29, 2006 (the last trading day of fiscal 2006).

(2)	The value realized includes only the vested stock options.

(3)	The value realized includes vested options and unvested stock options upon acceleration.

						Termination
		Voluntary				w/o Cause or
		Termination by	Termination by			for Good Reason
		Employee After	Company After	Termination	Termination	Within 12 Months
	Termination	Provision of	Provision of	Upon Death	w/o Cause or	of Change
Name: Issachar Ohana	for Cause	Requisite Notice	Requisite Notice	of Employee	for Good Reason	in Control

Base Salary	$0	$100,000	$400,000	$0	$400,000	$400,000
Relocation Related Expenses (1)	$0	$0	$25,000	$0	$25,000	$25,000
Vested/Unvested Shares Options (2)	$0	$0	$0	$0	$0	$0
Health Care	$0	$7,746	$30,984	$0	$30,984	$30,984
Accrued Vacation Pay	$26,792	$26,792	$26,792	$26,792	$26,792	$26,792
Total	$26,792	$134,538	$482,776	$26,792	$482,776	$482,776

(1)	Represents the costs we would reimburse Mr. Ohana to the extent he relocates back to Israel after termination of his employment.

(2)	As of December 29, 2006 (the last trading day of fiscal 2006), Mr. Ohana did not have any “in-the-money” stock options outstanding.

		Termination
		After	Termination w/o
	Termination	Provision of	Provision of	Termination Upon
Name: Yaniv Arieli	for Cause	Requisite Notice	Requisite Notice	Death of Employee

Base Salary	$0	$0	$70,000	$0
Vested Options(1)	$39,099	$39,099	$39,099	$39,099
Accrued Vacation Pay	$18,751	$18,751	$18,751	$18,751
Total	$57,850	$57,850	$127,850	$57,850

(1)	The value realized is based on the difference between the exercise price and the closing price of our common stock on December 29, 2006 (the last trading day of fiscal 2006). Mr. Arieli does not receive any acceleration of his stock options upon termination of his employment.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee of our board of directors are Messrs. Mann, Nilsson and Silver. No member of this committee is a present or former officer or employee of CEVA or any of its subsidiaries. Mr. Silver is a member of the Compensation Committee of DSP Group, Inc., and Mr. Ayalon, one of our directors, is the chief executive officer and chairman of the board of directors of DSP Group, Inc. No executive officer of CEVA served on the board of directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our board or Compensation Committee.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the company as well as the skill-level we require of members of our board. We do not currently have a minimum share ownership requirement for our directors.

Cash Compensation Paid to Board Members

Directors who are employees of CEVA do not receive any additional compensation for their services as directors. Directors who are not employees of CEVA (other than the Chairman) are entitled to an annual retainer of $30,000, payable in quarterly installments of $7,500 each. The Chairman receives an annual retainer of $60,000, payable in quarterly installments of $15,000 each. In addition, committee meetings of a face-to-face nature and on a telephonic basis are compensated at the rate of $1,000 per meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

Stock Option Program

Each of our non-employee directors is also entitled to participate in our 2003 Director Stock Option Plan, 2000 Stock Incentive Plan and 2002 Stock Incentive Plan. Pursuant to our 2003 Director Stock Option Plan, each person who becomes a non-employee director shall automatically be granted an option to purchase 38,000 shares of common stock. On June 30 of each year beginning in 2004, each non-employee director will automatically be granted an option to purchase 13,000 shares of common stock if he has served on the board as of such date and an option to purchase 13,000 shares of common stock for each committee of the board on which he has served as chair person as of such date.

2006 Director Compensation Table

	Directorship Fees
	Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($)(1)	($)

Peter McManamon(2)	60,000	51,889	111,889
Eliyahu Ayalon(3)	30,000	24,091	54,091
Zvi Limon(4)	36,000	24,091	60,091
Bruce Mann(5)	53,000	48,183	101,183
Sven-Christer Nilsson(6)	43,000	24,091	67,091
Louis Silver(7)	44,000	48,183	92,183
Dan Tocatly(8)	30,000	24,091	54,091

(1)	The dollar amounts in this column represent the fair value of the stock options granted in 2006 as of the date they were granted computed in accordance with SFAS 123(R), disregarding adjustments for forfeiture assumptions. All options to purchase our common stock were granted under our 2003 Director Stock Option Plan. Each option vests as to 25% of the shares underlying the option on each anniversary of the option grant date and expire no later than 10 years from the option grant date. Each option was granted at an exercise price equal to the fair market value of the common stock on the date of grant.

(2)	On June 30, 2006, Mr. McManamon was granted an option to purchase 28,000 shares of our common stock. As of December 31, 2006, Mr. McManamon had outstanding stock options to purchase 107,000 shares of our common stock.

(3)	On June 30, 2006, Mr. Ayalon was granted an option to purchase 13,000 shares of our common stock. As of December 31, 2006, Mr. Ayalon had outstanding stock options to purchase 584,007 shares of our common stock.

(4)	On June 30, 2006, Mr. Limon was granted an option to purchase 13,000 shares of our common stock. As of December 31, 2006, Mr. Limon had outstanding stock options to purchase 224,335 shares of our common stock.

(5)	On June 30, 2006, Mr. Mann was granted an option to purchase 26,000 shares of our common stock. As of December 31, 2006, Mr. Mann had outstanding stock options to purchase 173,084 shares of our common stock.

(6)	On June 30, 2006, Mr. Nilsson was granted an option to purchase 13,000 shares of our common stock. As of December 31, 2006, Mr. Nilsson had outstanding stock options to purchase 282,112 shares of our common stock.

(7)	On June 30, 2006, Mr. Silver was granted an option to purchase 26,000 shares of our common stock. As of December 31, 2006, Mr. Silver had outstanding stock options to purchase 77,000 shares of our common stock.

(8)	On June 30, 2006, Mr. Tocatly was granted an option to purchase 13,000 shares of our common stock. As of December 31, 2006, Mr. Tocatly had outstanding stock options to purchase 77,000 shares of our common stock.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the below Audit Committee Report shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

The Audit Committee of our board of directors is composed of four members; one seat is currently vacant. The Audit Committee acts under a written charter first adopted and approved in October 2002 and amended in February 2004 and January 2006. A copy of our amended charter is on our website at www.ceva-dsp.com.

The Audit Committee has reviewed our audited financial statements for 2006 and has discussed these financial statements with our management and our independent auditors.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (“Communication with Audit Committees”) (“SAS 61”).

SAS 61 requires our independent auditors to discuss with our Audit Committee, among other things, the following:

•	adjustments arising from the audit that could have a significant effect on the financial reporting process;

•	the use of and changes in significant accounting policies or their application, as well as the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, whether or not satisfactorily resolved, about matters that could be significant to the financial statements or the auditor’s report.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). This standard requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for 2006. The Audit Committee has also recommended the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) and, based on our recommendation, the board of directors has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent auditors for the fiscal year ending December 31, 2007, subject to stockholder ratification.

By the Audit Committee of the Board of Directors of CEVA, Inc.

Zvi Limon
Sven-Christer Nilsson
Louis Silver

Independent Auditors Fees and Other Matters

The following table summarizes the fees for professional services provided by Ernst & Young,* our independent auditors, billed to us for each of the last 2 fiscal years:

Fee Category	2005	2006

Audit Fees(1)	$186,660	$180,000
Audit-Related Fees(2)	$—	$75,000
Tax Fees(3)	$16,950	$10,000
All Other Fees(4)	$—	$—

Total Fees	$203,610	$265,000

*	Fees are billed by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global and Ernst & Young, Chartered Accountants, Dublin, Ireland.

(1)	Audit fees consist of fees for the annual audit, the reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and statutory audits required internationally and services related to internal control reviews and assistance with Section 404 internal control reporting requirements. Fees for services related to internal control reviews and assistance with Section 404 internal control reporting requirements are based on fees received to date and estimated fees yet to be billed.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to consultations and audits in connection with grant applications, technical accounting issues, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. As well as fees associated with the divestment of the GPS product line in June 2006.

(3)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services.

(4)	Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, and Ernst & Young, Dublin, Ireland, did not render any services not detailed above to our Company and its affiliates for the years ended December 31, 2005 and 2006.

All fees described above were approved by the Audit Committee of the Board of Directors.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that we expect our independent auditor to provide during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate to a subcommittee of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

An independent firm has been retained as our principal tax planning advisor going forward.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER (A MEMBER OF ERNST & YOUNG GLOBAL) AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

Our Audit Committee has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent accountants. However, the Audit Committee of the Board of Directors is submitting the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

In connection with the audit of the 2006 financial statements, we entered into an engagement agreement with Kost Forer Gabbay & Kasierer which set forth the terms by which Kost Forer Gabbay & Kasierer will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Our board of directors recommends a vote “FOR” the ratification of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the fiscal year ending December 31, 2007.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING AND
NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS

Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2008 annual meeting of stockholders, including nomination of directors, must be submitted to our office at CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, no later than December 5, 2007.

Our by-laws require stockholders to give advance notice of any matter stockholders wish to present at an annual meeting of stockholders, including nomination of directors. For our 2008 annual meeting, the by-laws require notice to be received at our office at CEVA, Inc. 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, no earlier than January 19, 2007 and no later than February 18, 2008.

The proxies to be solicited by our board of directors for the 2008 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by February 18, 2008.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a copy of either document to you if you call or write us at the following address or phone number: CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, (408) 514-2900, ir@ceva-dsp.com. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you have received multiple copies and in the future would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors presently knows of no other business that will be presented for consideration at the annual meeting other than those described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. A stockholder who attends the meeting may vote his, her or its stock personally even though the stockholder has sent in a proxy card, so long as such stockholder is the record holder or such stockholder has obtained a letter from such stockholder’s broker.

By order of the Board of Directors,

/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

March 28, 2007
San Jose, California

Appendix A
PROXY
CEVA, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 15, 2007
This Proxy is solicited on behalf of the Board of Directors of CEVA, Inc. (the “Company”)
     The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Gideon Wertheizer and Yaniv Arieli (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Tuesday, May 15, 2007, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.
     Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
     In their discretion, the proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF
CEVA, INC.
May 15, 2007
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒.
1.	To elect seven directors:
NOMINEES
Eliyahu Ayalon: ☐      Zvi Limon: ☐      Bruce A. Mann: ☐      Peter McManamon: ☐
Sven-Christer Nilsson: ☐       Louis Silver: ☐      Dan Tocatly: ☐
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority as shown here: ☒

2.	To ratify the selection of Kost Forer Gabbay & Kassierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2007.
☐   FOR       ☐    AGAINST       ☐   ABSTAIN
The shares of common stock of CEVA, Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR each of the above named director nominees, FOR proposal 2 and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.
Please vote, date, sign and return promptly in the enclosed postage pre-paid envelope.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder sign	Date:

Signature of Stockholder sign	Date:

ANNUAL MEETING OF STOCKHOLDERS OF
CEVA, INC.
May 15, 2007
Note: Please sign exactly as the name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.